SCHEDULE 14A

                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant To Section 14(A) Of The Securities
                              Exchange Act of 1934
                               (Amendment No. __)

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement [ ] Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          North American Vaccine, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

        1)      Title of each class of securities to which transaction applies:
        _______________________________________________________________________
        2)      Aggregate number of securities to which transaction applies:

        ________________________________________________________________________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

        ________________________________________________________________________
        4)      Proposed maximum aggregate value of transaction:

        ________________________________________________________________________
        5)      Total fee paid:


[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

        ________________________________________________________________________
        2)      Form, Schedule or Registration Statement No.:

        ________________________________________________________________________
        3)      Filing Party:

        ________________________________________________________________________
        4)      Date Filed:

        ________________________________________________________________________

                          NORTH AMERICAN VACCINE, INC.
                            12103 Indian Creek Court
                              Beltsville, Maryland
                                  U.S.A. 20705

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 1997
                            -------------------------


         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of North American Vaccine, Inc., a Canadian corporation (the "Company"), will be held at 275 Armand-Frappier Boulevard, Laval, Quebec, Canada on Tuesday, May 20, 1997 commencing at 9:00 a.m., local time.

         THE PURPOSES of the Annual Meeting will be:

         1.       To elect the Board of Directors for the ensuing year;

         2.       To  appoint  Arthur   Andersen  LLP  as   independent   public
                  accountants of the Company; and

         3. To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.

         All shareholders are cordially invited to attend the Annual Meeting. The record date for determining those shareholders entitled to vote at the Annual Meeting is March 31, 1997. A review of the Company's operations for the year ended December 31, 1996 will be presented. The Company's 1996 Annual Report to Shareholders (including audited financial statements) is enclosed. The meeting will be subject to adjournment as the shareholders present in person or by proxy may determine.

                                       By Order of the Board of Directors,

                                       /s/ Daniel J. Abdun-Nabi

                                       Daniel J. Abdun-Nabi
                                       Secretary

April 18, 1997



IMPORTANT--WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU CAN HELP IN THE PREPARATION FOR THE ANNUAL MEETING BY FILLING IN AND SIGNING THE ENCLOSED PROXY CARD AND PROMPTLY RETURNING IT IN THE ENCLOSED ENVELOPE. IF YOU ARE UNABLE TO ATTEND, YOUR SHARES WILL BE VOTED AS DIRECTED BY YOUR PROXY. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES EVEN THOUGH YOU HAVE SENT IN YOUR PROXY CARD.

                          NORTH AMERICAN VACCINE, INC.
                            12103 Indian Creek Court
                              Beltsville, Maryland
                                  U.S.A. 20705

                               -------------------

                                 PROXY STATEMENT
                               -------------------


         THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY MANAGEMENT OF NORTH AMERICAN VACCINE, INC. (THE "COMPANY") OF PROXIES FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY AND ANY ADJOURNMENT THEREOF (THE "MEETING") TO BE HELD AT 275 ARMAND-FRAPPIER BOULEVARD, LAVAL, QUEBEC, CANADA COMMENCING AT 9:00 A.M., LOCAL TIME, ON TUESDAY, MAY 20, 1997. THIS PROXY STATEMENT, TOGETHER WITH THE ACCOMPANYING PROXY AND THE COMPANY'S 1996 ANNUAL REPORT TO SHAREHOLDERS (INCLUDING AUDITED FINANCIAL STATEMENTS), IS FIRST BEING SENT OR GIVEN TO THE COMPANY'S SHAREHOLDERS ON APPROXIMATELY APRIL 18, 1997.

         The cost of soliciting proxies will be borne by the Company. The solicitation of proxies by mail may be followed by personal solicitation of certain shareholders by officers or regular employees of the Company. Proxy materials will also be distributed through brokers, custodians and other nominees or fiduciaries to beneficial owners of the Company's Common Stock. The Company expects to reimburse such persons for their charges and expenses in connection with this distribution.

         Each proxy that is properly executed and returned will be voted for or against or withheld from voting on any ballot that may be called for in accordance with the instructions contained in that proxy. IF NO INSTRUCTIONS ARE GIVEN, SUCH PROXY WILL BE VOTED FOR THE ELECTION OF THE COMPANY'S NOMINEES FOR DIRECTOR AND THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS. THE ACCOMPANYING PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE CALLING THE MEETING OR OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, AND ACCORDINGLY, IN THE EVENT THERE ARE ANY SUCH AMENDMENTS OR VARIATIONS OR OTHER MATTERS BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT
THEREOF, ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES. A shareholder may revoke his or her proxy at any time prior to its exercise by (i) duly filing a written notice of revocation with the Secretary of the Company, (ii) duly executing and delivering a proxy bearing a later date to the Secretary of the Company, (iii) voting in person at the Meeting or (iv) in any other manner permitted by law. For any written notice of revocation or later-dated proxy to be effective, it must be delivered to the Company's registered office at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or to the chairman of the Meeting on the day of the Meeting, or any adjournment thereof. The Company's registered office is located at 1 Place Ville Marie, 40th Floor, Montreal, Quebec H3B 4M4, Canada.

         If a quorum is present, the affirmative vote of a majority of the votes actually cast at the Meeting, in person or by proxy, is necessary to elect each of the nominees for director and to appoint Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997. For purposes of tallying the number of votes actually cast at the Meeting for the election of directors and the appointment of independent public accountants, any vote "for" or to "withhold" from voting shall be tallied as a vote cast at the Meeting. Abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power under the applicable exchange rules and (ii) instructions have not been received from the beneficial owners or the persons entitled to vote such shares) will not be counted as votes actually cast at the Meeting. Finally, abstentions will, and "broker non-votes" will not, be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

         In accordance with the Company's By-laws, the stock transfer records were compiled on March 31, 1997, the record date set by the Board of Directors for determining the shareholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. On that date, there were 31,583,424 outstanding shares of the Company's Common Stock. The holders of the outstanding shares at the close of business on March 31, 1997 will be entitled to one vote for each share held by them as of such date.


                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

         Eleven (11) directors, comprising the entire membership of the Board of Directors of the Company, are to be elected at the Meeting. The Board of Directors has nominated the persons listed below for election as directors of the Company. If a quorum is present, an affirmative vote of the majority of votes actually cast at the Meeting is required to elect each director.

         Name                          Age(1)        Position
         ----                          ------        --------

Neil W. Flanzraich...................    53         Director; Chairman
Francesco Bellini, Ph.D. ............    49         Director; Vice Chairman
Phillip Frost, M.D. .................    60         Director; Vice Chairman
Sharon Mates, Ph.D. .................    44         Director; President
Alain Cousineau .....................    55         Director
Jonathan Deitcher ...................    50         Director
Denis Dionne ........................    47         Director
Rondi R. Grey .......................    40         Director
Lyle Kasprick .......................    64         Director
Francois Legault.....................    40         Director
Richard C. Pfenniger, Jr. ...........    41         Director

-----------------------------------

(1)      As of April 1, 1997.

         The Company's directors are elected at each annual meeting of the Company's shareholders and serve until the next annual meeting of shareholders or until their respective successors are duly elected and qualified, or their prior resignation or removal. There are no family relationships among any of the executive officers or directors of the Company. Under the terms of a Shareholders' Agreement, the Company's principal shareholders have agreed to vote together for directors. See "Certain Transactions." Background information regarding each of nominees for director is set forth below.

         NEIL W. FLANZRAICH: Director of the Company since October 1989 and Chairman since January 1995; Shareholder with law firm of Heller Ehrman White & McAuliffe and Chairman of the Life Sciences Group of that firm since September 1995; General Counsel, Senior Vice President and Secretary of Syntex (U.S.A.), Inc. (pharmaceutical company), a subsidiary of Roche Holding Ltd., from January 1995 to August 1995; General Counsel from January 1992 to December 1994, Co-General Counsel from August 1987 through January 1992, and Senior Vice President from June 1981 to December 1994 of Syntex Corporation, a pharmaceutical company acquired by Roche Holding Ltd. at the end of 1994; and Director of Whitman Educational Group, Inc. (operator of degree and non-degree granting post-secondary schools) since 1997.

         FRANCESCO BELLINI, PH.D.: Director of the Company since October 1989 and Vice Chairman since June 1991; President since September 1986, Chief Executive Officer since October 1986 and Director since September 1986 of BioChem Pharma Inc. ("BioChem") (pharmaceutical company).

         PHILLIP FROST, M.D.: Director of the Company since October 1989 and Vice Chairman since December 1990; Chairman of the Board and Chief Executive Officer of IVAX Corporation ("IVAX") (pharmaceutical company) since 1987 and President from July 1991 to January 1995; Director of American Exploration Company (oil and gas exploration and production) since 1983; Chairman of Whitman Education Group, Inc. since 1992; Director of NaPro BioTherapeutics Inc. (natural resources pharmaceutical company) since 1993; Director of Northrop Grumman Corporation (aerospace company) since 1996; Vice Chairman and Director of Pan Am Corporation (commercial airline) since 1996; Vice Chairman and Director of Continucare Corp. (health-care management) since 1996; a trustee of the University of Miami since 1983; and a member of the Board of Governors of the American Stock Exchange since 1992.

         SHARON MATES, PH.D.: Director of the Company since October 1989; President since February 1990.

         ALAIN COUSINEAU: Director of the Company since October 1989; Chairman of the Board of Groupe SECOR Inc. (management consultants in corporate strategic planning) since February 1993 and President from September 1985 to February 1993; and Partner of Groupe SECOR Inc. since July 1983; Director of Bioniche Inc. (biopharmaceutical company) since September 1996 and MPACT Immedia Corporation (electronic commerce software and services company) since January 1997, both of which are public companies trading on the Toronto and Montreal Stock Exchanges.

         JONATHAN DEITCHER: Director of the Company since February 1990; Director and Vice President of RBC Dominion Securities (securities investment dealer) since May 1984; and Director of Renaissance Energy Ltd. (oil and gas exploration) since 1982 and Vincor International Inc. (wine producer and retailer) since November 1993, both of which are public companies trading on the Toronto Stock Exchange.

         DENIS DIONNE: Director of the Company since October 1989; President of Societe financiere d'innovation inc. (Sofinov), a high technology investment fund that is a subsidiary of La Caisse de depot et placement du Quebec, since April 1996; and Senior Vice President, Economic Development and Strategic Investments from 1995 to March 1996, and Senior Vice President, Security and Investment from 1988 to March 1996, of Fonds de Solidarite des Travailleurs du Quebec, an investment fund.

         RONDI R. GREY: Director of the Company since March 1995; Corporate Affairs Advisor to the President of BioChem since March 1996; Legal Advisor to the President of BioChem from April 1995 to February 1996; health care consultant from February 1994 to April 1995; Group Director, Public Policy for Glaxo Inc. (pharmaceutical company) from July 1992 to January 1994; Assistant Head, Corporate Policy Unit for Glaxo Holdings plc (pharmaceutical company) from July 1990 to June 1992.

         LYLE KASPRICK: Director of the Company since October 1989 and Chairman from June 1991 to January 1995; private investor since March 1988; Director of IVAX since March 1987; and, since June 1993, a member of the Board of Directors and the Investment Committee of the University of North Dakota Foundation.

         FRANCOIS LEGAULT: Senior Vice President, Finance, Administration and Treasurer of BioChem, since February 1993 and Vice President, Finance and Treasurer of BioChem from 1987 to February 1993; and Director of the Industrial Biotechnology Association of Canada since 1995.

         RICHARD C. PFENNIGER, JR.: Director of the Company since 1992; Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc. since March 1997 and Director since 1992; Chief Operating Officer of IVAX from May 1994 to March 1997; Senior Vice President -- Legal Affairs and General Counsel of IVAX from 1989 to May 1994 and Secretary from 1990 to April 1994; Director of NaPro BioTherapeutics Inc. since 1993; and Director of Pan Am Corporation since 1996.

         The Board of Directors has established the following committees. The Board of Directors has not established a standing nominating committee.

         EXECUTIVE COMMITTEE - The Executive Committee is responsible for exercising the authority of the Board of Directors between meetings of the Board of Directors consistent with the limitations imposed by law. The current members of this committee are Neil Flanzraich, Francesco Bellini, Phillip Frost, Sharon Mates and Rondi Grey.

         AUDIT COMMITTEE - The Audit Committee is responsible for meeting with the independent public accountants and representatives of management to review the scope and results of audits, the appropriateness of accounting principles used in financial reporting, and the adequacy of financial and operating controls. The current members of the Audit Committee are: Lyle Kasprick, Francois Legault and Richard Pfenniger.

         COMPENSATION COMMITTEE - The Compensation Committee is responsible for establishing executive compensation programs, granting options under the Company's stock option plans and interpreting and administering the Company's option plans. The current members of the Compensation Committee are:
Alain Cousineau, Jonathan Deitcher and Denis Dionne.

         During 1996, the Board of Directors of the Company held five meetings, the Executive Committee held one meeting, the Audit Committee held four meetings and the Compensation Committee held three meetings. All members of the Board of Directors attended at least 75% of their Board and Committee meetings combined during the last fiscal year, except for Jonathan Deitcher.

         Additional nominations for director may be made from the floor at the Meeting. In case any of these nominees should become unavailable for such election for any reason presently unknown, the proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee.

         COMPENSATION OF DIRECTORS

         Employee directors do not receive additional compensation for serving on the Board of Directors. Non-employee directors received no cash compensation for their service as directors, except as described below. Directors receive reimbursement for the expenses that they incur in performing their services as directors.

         Non-employee directors have automatically received annual grants of stock options on January 1 of each year under the 1995 Non-Employee Director and Senior Executive Stock Option Plan (the "1995 SESOP"). Accordingly, on January 1, 1996, each non-employee director received an option to acquire: (i) 20,000 shares of the Company's Common Stock where the non-employee director was the Chairman of the Board or Vice Chairman of the Board; (ii) 5,000 shares of the Company's Common Stock for all other non-employee directors; and (iii) 5,000 shares of Company's Common Stock for each committee of the Board of Directors on which non-employee directors (other than the Chairman and Vice Chairman of the Board) serve. These options were all granted to such non-employee directors at an exercise price of $14.125 per share, the fair market value of the Company's Common Stock on January 1, 1996, the date of grant. These options will vest in three equal annual installments commencing on the January 1st following the date of the grant. No current executive officer has received, or is entitled to receive, options under the 1995 SESOP.

         Neil Flanzraich, the Chairman of the Board, received a total of $108,333 for the 1996 calendar year for his duties performed in that capacity. The Company maintains on behalf of the directors and officers of the Company a directors' and officers' liability insurance policy. For the policy year ended February 28, 1997, the premium paid by the Company for a policy with a covered limit of $15 million was approximately $355,400, with a deductible of up to $150,000 per claim. No allocation of premium was made in respect of the directors as a group or the officers as a group.


                       IDENTIFICATION OF SENIOR MANAGEMENT

         The following table identifies the senior management of the Company and the positions that they hold. Officers of the Company are elected by the Board of Directors at the annual meeting thereof to hold office for the term of one year, and until successors are elected and qualified, or their prior resignation or removal.



      Name                             Age(1)            Position(s)
      ----                             ------            -----------
Sharon Mates, Ph.D. (2) (3)..............  44   Director; President
Arthur Y. Elliott, Ph.D.(3)..............  61   Senior Vice President -- Operations and
                                                Chief Operating Officer
Daniel J. Abdun-Nabi (3).................  42   Senior Vice President -- Legal
                                                Affairs and General Counsel; Secretary
Edward Arcuri, Ph.D. (3).................  46   Vice President -- Manufacturing Operations
Wayne Morges, Ph.D.  (3).................  50   Vice President -- Quality/Regulatory Affairs
Stephen N. Keith, M.D., M.S.P.H. (3).....  44   Vice President -- Sales and Marketing
Iver Heron, M.D., D.Sci. ................  55   Vice President -- Research
C. Jo White, M.D. .......................  42   Vice President -- Clinical Development
Joan D.S. Fusco, Ph.D. ..................  41   Vice President -- Business Development
Lawrence J. Hineline (3).................  40   Vice President -- Finance
_________________________

(1)      As of April 1, 1997.
(2)      See background description under heading "Election of Directors" above.
(3) These persons are "executive officers" for purposes of the rules and regulations of the Securities and Exchange Commission.

         Background   information   regarding  each  of  the  Company's   senior
management is set forth below.

         ARTHUR Y. ELLIOTT, PH.D.: Senior Vice President -- Operations and Chief Operating Officer of the Company since March 1994; and, from 1978 to 1994, Dr. Elliott was with Merck & Co. (pharmaceutical company) holding various positions including: Executive Director, Biological Operations; Executive Director, Quality Control; Senior Director, Biologics; Director, Biological Manufacturing; and Manager, Viral Vaccines and Veterinary Services.

         DANIEL J. ABDUN-NABI: Senior Vice President -- Legal Affairs and General Counsel of the Company since February 1990, Assistant Secretary from February 1990 to June 1991 and Secretary from June 1991.

         EDWARD ARCURI, PH.D.: Vice President -- Manufacturing Operations of the Company since January 1995; and from March 1991 to December 1994, Senior Director, Biological Manufacturing for Merck & Co.; and from February 1989 to March 1991, Director of Department of Gene Expression Sciences for SmithKline Beecham Pharmaceuticals.

         WAYNE MORGES, PH.D.: Vice President -- Quality/Regulatory Affairs of the Company since January 1995; Vice President -- Manufacturing Operations of the Company from June 1994 to January 1995; and from 1981 to 1994, Dr. Morges was with Merck & Co. holding various positions including: Senior Director and Responsible Head, Biological Quality Control; Director, Biological Quality Control; Manager, Hepatitis Vaccines and Recombinant Products; and Manager, Biological Quality Control Technical Services.

         STEPHEN N. KEITH, M.D., M.S.P.H.: Vice President -- Sales and Marketing since August 1995; from 1990 to 1995, Dr. Keith was with Merck & Co. holding various positions including: Senior Director, Merck-Medco Managed Care Division; Senior Customer Manager, U.S. Human Health Division; and Senior Director, Corporate Public Affairs.

         IVER HERON, M.D., D.SCI.: Vice President -- Research of the Company since October 1996, Director of International Medical Affairs of the Company from March 1996 to October 1996; Head of Bacterial Vaccines Department, Research & Development at Statens Seruminstitut ("SSI") (Denmark's national center for the prevention and control of infectious diseases and congenital disorders) from 1993 to January 1996 and Scientific Head of Vaccine Department, BCG and Department of Biological Standardization at SSI from 1982 to 1993.

         C. JO WHITE, M.D.: Vice President -- Clinical Development of the Company since February 1997; Pharmaceutical industry consultant from 1995 to January 1997; from 1987 to 1995, Dr. White was with Merck & Co. holding various positions including Senior Director, Clinical Research.

         Joan D.S. Fusco, Ph.D.: Vice President -- Business Development of the Company since January 1997; Director of Business Development of the Company from 1995 to January 1997; Manager of Business Development of the Company from 1993 to 1994; from 1991 to 1992, Dr. Fusco served in various scientific and research positions with the Company.

         LAWRENCE J. HINELINE: Vice President -- Finance of the Company since November 1993; Controller of the Company from December 1990 to November 1993.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information provided to the Company or contained in filings with the Securities and Exchange Commission (the "SEC") regarding the beneficial ownership of shares of the Company's Common Stock as of February 28, 1997 by (i) each person who is known by the Company to own beneficially, or exercise control or direction over, more than 5% of the outstanding shares of the Company's Common Stock, (ii) all current directors of the Company, (iii) all nominees for director, (iv) each of the Named Officers
(as defined below in the section entitled "Executive Compensation-Summary Compensation Table") and (v) all current directors and executive officers of the Company as a group. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares specified opposite such person's name.


NAME OF BENEFICIAL OWNER                  NUMBER OF SHARES             PERCENT OF CLASS
------------------------                  ----------------             ----------------
BioChem Pharma Inc..........................13,179,114 (1)                    39.3%
  275 Armand-Frappier Blvd.
  Laval, Quebec H7V 4A7
Frost-Nevada, Limited Partnership........... 3,755,070 (2)                    11.2%
  c/o Phillip Frost, M.D.
  IVAX Corporation
  4400 Biscayne Blvd.
  Miami, Florida 33137
Phillip Frost, M.D. (3)..................... 5,812,487 (2)(4)                 17.3%
  c/o IVAX Corporation
  4400 Biscayne Blvd.
  Miami, Florida 33137
Delphi Asset Management..................... 1,994,225 (5)                     6.3%
  485 Madison Avenue
  New York, New York  10022
Denver Investment Advisors LLC.............. 1,926,000 (6)                     6.1%
  1225 17th Street, 26th Floor
  Denver, Colorado  80202
Neil Flanzraich (3).........................   221,560 (4)                     *
Francesco Bellini, Ph.D. (3)................   110,199 (4)(7)                  *
Alain Cousineau (3).........................    29,999 (4)                     *
Jonathan Deitcher (3).......................   119,999 (4)                     *
Denis Dionne (3)............................    29,999 (4)(8)                  *
Rondi R. Grey (3)...........................     3,333 (4)                     *
Lyle Kasprick (3)...........................   571,920 (4)                     1.8%
Francois Legault (3)........................        -- (7)                     *
Richard C. Pfenniger, Jr. (3)...............    64,685 (4)(9)                  *
Sharon Mates, Ph.D. (3)(10).................   538,452 (4)(11)                 1.7%
Arthur Y. Elliott, Ph.D. (10)...............   126,034 (4)(11)                 *
Daniel J. Abdun-Nabi (10)...................   340,862 (4)(11)(12)             1.1%
Wayne Morges, Ph.D. (10)....................    29,452 (4)(11)                 *
Edward Arcuri, Ph.D. (10)...................    41,666 (4)(11)                 *
All directors and executive officers as a
  group (17 persons)........................ 8,170,680 (2)(4)(8)(9)(11)(12)   23.4%
_____________________________

  *  Indicates less than one percent.


          (1) The amount shown includes: 1,000,000 shares of the Company's Series A Preferred Stock, which are convertible into 2,000,000 shares of the Company's Common Stock.

          (2) 1,755,070 of these shares are held by Frost-Nevada, Limited Partnership ("Frost-Nevada"), which has sole voting and dispositive power with respect to such shares. Also includes 1,000,000 shares of the Company's Series A Preferred Stock, which are convertible into 2,000,000 shares of the Company's Common Stock, held by Frost-Nevada. Dr. Frost is the sole shareholder, a director and an officer of Frost-Nevada Corporation, the general partner of Frost-Nevada, and is the sole limited partner of Frost-Nevada. Consequently, Dr. Frost may be deemed to be the beneficial owner of all such shares held by Frost-Nevada.

          (3)     A director of the Company.

          (4) Includes, where applicable, shares that may be purchased upon the exercise of stock options presently exercisable or exercisable within 60 days of February 28, 1997 as follows:
                  59,999 shares with respect to Drs. Frost and Bellini; 39,998 shares with respect to Mr. Flanzraich; 19,999 shares with respect to Mr. Cousineau; 29,999 shares with respect to each of Messrs. Deitcher, Dionne and Pfenniger; 3,333 shares with respect to Ms. Grey; 206,666 shares with respect to Mr. Kasprick; 395,000 shares with respect to Dr. Mates; 125,000 shares with respect to Dr. Elliott; 226,666 shares with respect to Mr. Abdun-Nabi; 28,585 shares with respect to Dr. Morges; 41,666 shares with respect to Dr. Arcuri; and 128,332 shares with respect to two unnamed executive officers.

         (5) Reflects aggregate beneficial ownership of shares of the Company's Common Stock held by Delphi Asset Management ("Delphi") in its capacity as investment advisor, according to its Schedule 13G dated February 13, 1997. Delphi has sole voting power over 1,484,500 shares of the Company's Common Stock and sole dispositive power over 1,994,225 shares of the Company's Common Stock.

         (6) Reflects aggregate beneficial ownership of shares of the Company's Common Stock held by Denver Investment Advisors LLC ("DIA") in its capacity as investment advisor, according to its Schedule 13G dated February 10, 1997. DIA has sole voting power over 1,267,700 shares of the Company's Common Stock and sole dispositive power over 1,926,000 shares of the Company's Common Stock.

          (7) Although a director and/or officer of BioChem, the named individual disclaims beneficial ownership of the shares of the Company's Common Stock beneficially owned by BioChem.

          (8) Includes 26,666 stock options presently exercisable or exercisable within 60 days of February 28, 1997 that are subject to an agreement between Mr. Dionne and his former employer, whereby Mr. Dionne must exercise these options at his former employer's direction and then transfer the underlying shares of Company Common Stock to his former employer at cost (exercise price).

          (9) Includes 34,686 shares held jointly by Mr. Pfenniger and his wife.

          (10)    An executive officer of the Company.

          (11) Includes, where applicable, approximately 2,300, 1,034, 2,196, 867 and 1,501 shares issued under the Company's 401(k) Plan and Trust as a matching contribution by the Company to the retirement accounts of Dr. Mates, Dr. Elliott, Mr. Abdun-Nabi, Dr. Morges, and two unnamed executive officers, respectively.

          (12) Includes 40,000 shares held by Mr. Abdun-Nabi's spouse, for which Mr. Abdun-Nabi disclaims beneficial ownership.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the American Stock Exchange (the "AMEX"), the exchange on which the Company's Common Stock is listed for trading. Executive officers, directors and greater than ten-percent shareholders (collectively, the "Reporting Persons") are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company, and written representations by the Reporting Persons, the Company believes that during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to the Reporting Persons were met, except that one monthly report, covering an agreement between Denis Dionne, a director of the Company, and his former employer relating to four stock options previously granted to Mr. Dionne, was not timely filed.

COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total return of the Company's Common Stock (as traded on the AMEX) against the cumulative total return of the S&P 500 Composite Stock Index and the AMEX Biotechnology Index for the five years ended December 31, 1996.

          The phrase "total cumulative return" assumes that $100 was invested on December 31, 1991 in the Company's Common Stock and in each index and that all dividends were reinvested during the specified periods. The price performance of the Company's Common Stock shown below should not be viewed as being indicative of future performance.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                North American Vaccine, Inc., S&P 500 Composite
                       Index and AMEX Biotechnology Index


[Stock performance graph with the following plot points:

=====================================================================================
                          12/31/91  12/31/92  12/31/93  12/31/94  12/31/95   12/31/96
-------------------------------------------------------------------------------------

North                       $100      $ 78      $ 84      $ 64      $108       $187
American
Vaccine, Inc.
-------------------------------------------------------------------------------------
S&P 500 Composite Stock
Index                       $100      $108      $118      $120      $165       $203
-------------------------------------------------------------------------------------
AMEX                        $100      $ 76      $ 52      $ 37      $ 60       $ 65
Biotechnology
Index
=====================================================================================]


         The graph above shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "1933 Act"), or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and it shall not be otherwise deemed filed under such acts.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to (1) the President, as the
Company's chief executive officer, and (2) the four other most highly compensated executive officers of the Company for the year ended December 31, 1996 (collectively, the "Named Officers").

                                                                                 Long-Term
                                                                                Compensation
                                                         Annual                    Awards
                                                      Compensation              ------------
                                               --------------------------        Securities
                                                          Other Annual           Underlying        All Other
Name and                                        Salary    Compensation(1)          Options       Compensation(2)
Principal Position                  Year         ($)           ($)                   (#)               ($)
------------------                  ----       --------  ----------------       ------------     ---------------
Sharon Mates, Ph.D.                 1996       $283,920        --                      -0-  (3)      $5,224
  President                         1995        273,000        --                   75,000            4,754
                                    1994        260,000        --                      -0-            5,217


Arthur Y. Elliott, Ph.D.            1996        262,080        --                      -0-            5,224
  Senior Vice President-            1995        252,000        --                   75,000            4,754
  Operations & Chief Operating      1994        187,591 (4)    --                  100,000            4,047
  Officer


Daniel J. Abdun-Nabi                1996        207,480        --                      -0-            5,224
  Senior Vice President-            1995        199,500        --                   50,000            4,754
  Legal Affairs & General           1994        190,000        --                      -0-            5,217
  Counsel


Wayne Morges, Ph.D.                 1996        199,680        --                      -0-            5,224
  Vice President-                   1995        192,000        --                   25,000            4,754
  Quality/Regulatory Affairs        1994        105,351 (5)    --                   50,000            2,042


Edward Arcuri, Ph.D.                1996        197,600        --                      -0-              474
  Vice President-                   1995        188,817 (6)    --                   75,000              438
  Manufacturing Operations          1994            n/a       n/a                      n/a              n/a

______________________________



(1) For 1996, 1995 and 1994, the aggregate amount of such Other Annual Compensation for each Named Officer is not reportable under SEC rules because such amount is the lesser of either $50,000 or 10% of the total annual salary for each such Named Officer.

(2) Amounts of All Other Compensation for 1996 includes (i) matching contributions made by the Company in fiscal 1996 to the Named Officer's retirement account under the North American Vaccine, Inc. Retirement and Savings 401(k) Plan and Trust ($4,750 for Dr. Mates, Dr. Elliott, Mr. Abdun-Nabi and Dr. Morges) and (ii) the Company's cost allocation of supplemental term life insurance ($474 for Dr. Mates, Dr. Elliott, Mr. Abdun-Nabi, Dr. Morges and Dr. Arcuri). The matching 401(k) contributions have been made in the form of the Company's Common Stock and are included in the table under the heading "Security Ownership of Certain Beneficial Owners and Management."

(3) In 1996, Dr. Mates was granted an 18-month extension of a previously granted option to purchase 270,000 shares of the Company's Common Stock under the Company's former Share Option Plan, which option was originally scheduled to expire on October 30, 1996. No other terms of the option were changed. The extension was effective as of April 14, 1996.

(4)      Dr. Elliott was first employed with the Company in March 1994.

(5)      Dr. Morges was first employed with the Company in June 1994.

(6)      Dr. Arcuri was first employed with the Company in January 1995.


OPTION GRANTS IN LAST FISCAL YEAR

         During the year ended December 31, 1996, the Company did not grant any new options to the Named Officers, and the Company has not granted any stock appreciation rights ("SARs"). The Company did extend the term of certain previously granted options that were scheduled to expire during 1996, and the following table sets forth certain information concerning the extensions of those previously granted options for the Named Officers during the year ended December 31, 1996.



                                 Individual Grants                        Potential Realizable Value
              ---------------------------------------------------------    at Assumed Annual Rates
                Number of       Percent of                                of Stock Price Appreciation
                Securities      Total Options                                  for Option Term(1)
               Underlying       Granted to      Exercise                  ---------------------------
                 Options        Employees in    or Base     Expiration
Name             Granted        Fiscal Year      Price         Date           5%            10%
----             -------        -------------    -------    ----------    ---------------------------
                   (#)                           ($/sh)

Sharon Mates     270,000 (2)(3)    66.1%         $12.875     04/30/1998     $82,388      $339,579

____________________

(1) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the per share market price on the date of grant and an annual appreciation at the rate stated through the expiration date of the option. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, overall market conditions and the optionholder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2) This represents an 18-month extension of a previously granted option under the Company's former Share Option Plan, which was originally scheduled to expire on October 30, 1996. No other terms of the option were changed. The extension was effective as of April 14, 1996 and the fair market value of the Company's Common Stock was $12.25 as of such date.

(3) This option is governed by the Company's former Share Option Plan. In accordance with the terms of that plan, upon the occurrence of certain major corporate transactions in which the Company is not the surviving or acquiring corporation, or in which the Company becomes a wholly-owned subsidiary of another corporation, if any option granted thereunder is then outstanding and unexercised and the shares thereunder are not converted or exchanged for securities of another corporation, then an optionholder is entitled to receive, in exchange for the cancellation of an option, a cash payment equal to the net difference between the fair market value of the Company's Common Stock and the option exercise price. On the other hand, if the transaction specifically provides for the conversion or exchange of the shares under any outstanding and unexercised portion of an option for securities of another corporation, the Company's Compensation Committee, in its sole discretion, may either (i) permit, in exchange for the cancellation of an option, a cash payment equal to net difference between the fair market value of the Company's Common Stock and the option exercise price or (ii) adjust the shares issuable under any outstanding and unexercised options in a manner not inconsistent with the terms of the transaction.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

         The following table summarizes the value realized by any of the Named Officers, who exercised options under the Company's former Share Option Plan in fiscal 1996, as well as the number and value of unexercised options held by each Named Officer as of December 31, 1996. As the Company has not issued any SARs, no SARs were exercised.



                                                       Number of Securities         Value of Unexercised
                                                      Underlying Unexercised        In-the-Money Options
                                                    Options at Fiscal Year-End       at Fiscal Year-End (1)
                        Shares                      --------------------------      -----------------------
                     Acquired on      Value
Name                   Exercise      Realized      Exercisable     Unexercisable     Exercisable   Unexercisable
----                 -----------     --------      -----------     -------------     -----------   -------------
                         (#)           ($)             (#)              (#)              ($)            ($)
Sharon Mates            50,000       $628,100        395,000           50,000          $4,805,000     $525,000

Arthur Y. Elliott          -0-            -0-         91,666           83,334             979,160      883,341

Daniel J.
  Abdun-Nabi               -0-            -0-        226,666           33,334           3,024,993      350,007

Wayne Morges            13,081        155,337         28,585           33,334             381,151      416,675

Edward Arcuri              -0-            -0-         24,999           50,001             341,653      683,347

_____________________________

(1) Values based only on (i) the number of options for which the exercise price was equal to or less than $24.375 (the closing price of the Company's Common Stock on the AMEX on December 31, 1996) and (ii) the difference between such closing price and such options' exercise price.



COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following report of the Company's Compensation Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1993 Act or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and it shall not be otherwise deemed filed under such acts.

To the Company's Shareholders:

         The Compensation Committee of the Company's Board of Directors is charged with reviewing and approving the compensation of the Company's executive officers, as well as any other employees earning $130,000 or more per year thereafter (individually, a "Senior Manager" and, collectively, "Senior Management"); provided, however, that the President's cash compensation is subject to final approval of the entire Board of Directors. For these purposes, compensation includes salaries, benefits, stock options and any other forms of remuneration approved by the Compensation Committee. The objectives of the Compensation Committee's compensation program are three-fold: (i) to create incentives to achieve outstanding corporate and individual performance, (ii) to align Senior Management's interests with those of the Company's stockholders through potential stock ownership and (iii) to assist the Company in attracting and retaining qualified management by providing competitive levels of compensation.

         Consistent with these objectives and the long-term focus required at this stage of the Company's development, the Compensation Committee adheres to the position that a Senior Manager's compensation should consist of a reasonable cash salary to be supplemented by meaningful equity incentives in the form of stock option grants, whose ultimate value is tied to long-term corporate development and enhanced shareholder value.

         Salaries for Senior Management are determined initially by evaluating the responsibilities of the position held and the experience of the individual, as well as by reference to the competitive marketplace for management talent. Thereafter, the President, with the assistance of other members of Senior Management, makes annual salary recommendations for each Senior Manager to the Compensation Committee. The Compensation Committee reviews such recommendations and makes such modifications as it deems appropriate. The Compensation Committee sets final annual salaries, which take effect as of January 1 of each year.

         All Senior Managers establish annual goals and objectives (subject to their respective supervisor's approval) against which they are evaluated. The Compensation Committee also measures a Senior Manager's performance against any increased responsibilities assumed. Further adjustments are made to reflect an assessment of the Company's performance in relation to its strategic and operational goals, as well as with its economic performance, giving due consideration to its stage of development. This assessment considers the quality and measured progress of the Company's research and development program and its manufacturing and related operations, together with the success of strategic actions such as corporate financings, research and development agreements, corporate alliances and similar relationships. The Company has not, however, established specific performance goals or tied executive compensation to the achievement of specific performance goals. Based on the foregoing, the Compensation Committee agreed that salary increases for fiscal 1996 should not exceed 4% percent for Senior Managers.

         Stock option grants represent a long-term incentive program designed to link Senior Management compensation with stockholder value over time. In recognition of the long time horizons required for returns on investments and strategic decisions in development-stage companies competing in the vaccine business, these grants also serve to focus Senior Management's attention on the Company's long-term needs. Generally, stock options are awarded to each Senior Manager at the time that they join the Company and periodically thereafter. The Compensation Committee's intent is to immediately align the interests of Senior Management with those of the Company's shareholders through the initial stock option grant and then to grant options only on an intermittent basis in furtherance of this philosophy, taking into account the number of stock options then held by a Senior Manager. If necessary to retain a Senior Manager, stock option grants may also be made in amounts that, when aggregated with the other forms of compensation mentioned above, will be, in the Compensation Committee's subjective judgment, fair and competitive.

         Grants of stock options are generally made upon the recommendations of the President; however, the actual number of stock options granted is determined by the Compensation Committee's subjective analyses of each such Senior Manager's function, salary, length of service, performance and value to the Company, with no specific weighting given as to any of such factors. All options granted to Senior Management are made at the then current market price. Options granted under the 1995 Share Option Plan generally first become exercisable one year after grant and vest over a three-year period and expire ten years following the date of grant. Generally, options may be exercised only so long as the optionee is an employee of the Company or within the twelve-month period following termination of employment.

         These same compensation policies were applied by the Compensation Committee for Dr. Sharon Mates, who, in the capacity of President, serves as the Company's chief executive officer. In December 1995, the Compensation Committee approved a salary increase for fiscal 1996 of $10,920, or approximately 4% of fiscal 1995's salary. The Compensation Committee recommended this increase after evaluating (i) Dr. Mates' accomplishments over the past year in light of her stated goals and objectives, (ii) the Company's performance in relation to its strategic, operational and economic goals, and (iii) the compensation packages of officers with similar responsibilities at subjectively selected development-stage biotechnology companies, with no specific weighting given to any of such factors. In December 1995, the Compensation Committee also granted to Dr. Mates an option to purchase 75,000 shares of Common Stock as the equity portion of her compensation package for fiscal 1995 and 1996. This grant was based on the subjective analyses by the Compensation Committee of Dr. Mates' performance and value to the Company, as well as her overall leadership of the Company from its inception in 1989 through the then current date, with no specific weighting given to any of such factors.

         In April 1996, the Compensation Committee also extended, by an additional 18 months, the term of a stock option previously granted to each of three executive officers, including Dr. Mates, and one director. Each of the options was due to expire in October 1996. As a matter of policy, the Company generally does not alter the terms of previously granted options; however, the Compensation Committee, under unusual circumstances and on a case-by-case basis, occasionally considers the advisability of granting extensions of an option's exercise period. The extensions were granted in furtherance of the Company's efforts to conduct a private placement of subordinated convertible notes that was consummated in May 1996. In connection with the financing, all officers and directors were required to execute agreements restricting transactions in the Company's Common Stock for a prescribed period. In the judgment of the Compensation Committee, an extension of the term of the options for the 18-month period was appropriate in order to avoid an unsuitable impairment of value to the options. In addition, the Compensation Committee noted that the then-current fair market value of the Company's Common Stock was less than the exercise price of the stock options extended.

         Effective January 1, 1994, the Internal Revenue Service will generally deny the deduction for Federal income tax purposes for compensation over $1 million paid in any taxable year to the Company's President or any of its four other most highly compensated executive officers. However, qualifying performanced-based compensation is not subject to the limitation if certain requirements are satisfied. Based on the rules under the new law, the Company believes that compensation expenses associated with the Company's former Share Option Plan, which expired by its terms in 1995, is exempt from this $1 million cap. The Company's 1995 Share Option Plan and 1995 Non-Employee Director and Senior Executive Stock Option Plan, each of which were approved by the Company's shareholders at the 1995 Annual Meeting of Shareholders, have been designed to comply with the requirements for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended. Accordingly, the Company does not expect compensation to any individual to be in excess of $1 million in either fiscal 1996 or 1997 for purposes of this tax law.

         The Compensation Committee is continually evaluating the Company's compensation programs and procedures with respect to Senior Management.

January 28, 1997                            Compensation Committee

                                            Jonathan Deitcher, Chairman
                                            Rondi R. Grey
                                            Richard C. Pfenniger, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee for the Company's Board of Directors during fiscal year 1996 were Jonathan Deitcher, Rondi Grey and Richard Pfenniger. None of these individuals was or is a current employee or a former or current officer of the Company or any of its subsidiaries. Rondi Grey is currently the Corporate Affairs Advisor to the President of BioChem. During fiscal 1996, Richard Pfenniger served as the Chief Operating Officer of IVAX.

         Dr. Bellini is the President and Chief Executive Officer, as well as a director, of BioChem and serves as a member of BioChem's Human Resources and Compensation Committee. Mr. Legault is the Senior Vice President, Finance, Administration and Treasurer of BioChem. Dr. Frost is the Chairman of the Board and Chief Executive Officer of IVAX, and Mr. Kasprick is a director of IVAX. See "Certain Transactions" for a description of certain transactions relating to, among others, Dr. Frost, IVAX, BioChem and the Company.

                              CERTAIN TRANSACTIONS

         The transaction, whereby certain vaccine technologies of BioChem and American Vaccine Corporation, the predecessor to the Company ("American Vaccine"), were combined into the Company, was consummated on February 28, 1990 (the "Merger"). As a result of the Merger, BioChem currently holds Common Stock of the Company, Series A Preferred Stock of the Company, and options to purchase Common Stock, which options may only be exercised when and to the extent that the matching options issued to former option holders of American Vaccine are first exercised. In the Merger, BioChem issued shares to the Company, together with cash and certain vaccine technologies. In the Merger, the Company and BioChem granted to each other a one-time demand registration right (with expenses to be paid by the party exercising the registration right) and certain piggyback registration rights. The piggy-back registration rights expired on January 17, 1995 and the demand registration right will expire on January 17, 1998.

         A shareholders' agreement (the "Shareholders' Agreement") was executed between Dr. Frost, Frost-Nevada and IVAX (collectively, the "Frost Group") and BioChem as part of the Merger. Under the Shareholders' Agreement, both the Frost Group and BioChem agreed to nominate an equal number of directors for election to the Board of Directors of the Company, and such nominees then select one additional nominee satisfactory to both groups of nominees. The Frost Group and BioChem agreed to vote all of their respective shares of Common Stock of the Company to elect to the Board of Directors all of the nominees so selected. The combination of the voting power of the Frost Group and BioChem under the Shareholders' Agreement gives them effective control of the Company and enables them to determine the policies and direct the operations of the Company. The Shareholders' Agreement also grants the Frost Group and BioChem mutual rights of first refusal with respect to the sale, transfer or other similar disposition of any of their shares of the Company's Common Stock, the Company's Series A Preferred Stock or other securities of the Company held directly or indirectly by either of them. Such rights of first refusal do not apply, however, to transfers of such securities by the Frost Group or BioChem to their respective affiliates. The Shareholders' Agreement will terminate on February 28, 2000. In addition, in the event that either BioChem or the Frost Group ceases to hold an aggregate of 50% or more of the Company's Common Stock, the Company's Series A Preferred Stock and other Company securities owned by it on February 28, 1990, the selling party will lose its rights of first refusal under the Shareholders' Agreement and the provisions thereunder regarding the nomination and approval of nominees to the Board of Directors of the Company will lapse.

         In connection with the Merger, Frost-Nevada, IVAX and a former officer (collectively, the "Indemnitees"), all of whom beneficially owned, at the time, more than 5% of the outstanding capital stock of American Vaccine, entered into an Indemnification Agreement with the Company (the "Indemnification Agreement"), pursuant to which the Company agreed to indemnify the Indemnitees against any United States federal, state and local income tax liabilities that may arise under prescribed "gain recognition agreements" that the Indemnitees were required to file with the United States Internal Revenue Service and that would require the Indemnitees to recognize gain upon the occurrence of certain events. Such gain recognition agreements generally would require that the Indemnitees recognize gain (and file amended tax returns) if the Company sells American Vaccine stock that it acquired as a result of the Merger or if American Vaccine sells all or substantially all of its assets (other than in the ordinary course of business) during the period commencing on the date of consummation of the Merger and ending December 31, 2000. Under the Indemnification Agreement, the Company agreed to (i) lend the Indemnitees on an interest-free and after-tax basis, an amount equal to the taxes to be paid with the amended tax returns, and

(ii) pay the Indemnitees, on an after-tax basis, any interest and penalties with respect to the taxes to be paid with the amended returns. However, repayment of these loans will only be required at the time and to the extent that the Indemnitees receive benefit from the resulting increase in the tax basis of their Common Stock or Series A Preferred Stock. There can be no assurance that any such benefit will be received. Under the Indemnification Agreement, the Company's directors nominated by the Frost Group, with the exception of Dr. Frost, will not be precluded from voting upon a transaction that could give rise to the Company's indemnification obligations to the Indemnitees. The affirmative vote of 75% of all of the Company's directors, excluding Dr. Frost, will be required to approve any transaction that could require the payment of any indemnity pursuant to the Indemnification Agreement. No payments would be triggered under the Indemnification Agreement arising out of a tender offer for, or a business combination involving, all of the Company's Common Stock.

         In 1996, the Company was represented by law firm of Heller Ehrman White & McAuliffe in certain matters. Mr Flanzraich, Chairman of the Board of the Company, is a member of that firm. The Company incurred $66,472 in legal fees to that firm in 1996.


                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (Proposal No. 2)

         The Board of Directors has recommended that the Company's shareholders appoint Arthur Andersen LLP as the independent public accountants for the Company to examine its consolidated financial statements for the year ending December 31, 1997. Arthur Andersen LLP was previously appointed by the shareholders as the independent public accountants for the Company for the years ended December 31, 1989 through 1996. The Company's audited consolidated balance sheets as of December 31, 1996 and 1995 and audited consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994 have been submitted to the shareholders as part of the 1996 Annual Report to Shareholders accompanying this Proxy Statement. A representative of Arthur Andersen LLP will be present at the Meeting, will have the right to make a statement if he or she so desires and will be available to respond to appropriate questions by the shareholders.


         THE  BOARD  OF   DIRECTORS   RECOMMENDS  A  VOTE  FOR  PROPOSAL  2
         (APPOINTMENT  OF  ARTHUR   ANDERSEN  LLP  AS  INDEPENDENT   PUBLIC
         ACCOUNTANTS).

                               OTHER BUSINESS

         The Company is not aware of any other matters that may come before the Meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the Meeting. Whether or not you attend the Meeting in person, please fill in, date and sign the enclosed proxy and return it promptly. If you attend the Meeting, you may, of course, vote your shares even though you may have previously sent in your proxy.


                            1998 ANNUAL MEETING

         In the event that shareholders of the Company intend to make proposals to be presented at the Company's 1998 Annual Meeting of Shareholders to be held in May 1998 (or such date as shall be designated by the Board of Directors), such proposals, to be included in the 1998 Proxy Statement and form of proxy, must be received by the Company at its principal executive offices by no later than December 19, 1997.

APPROVAL BY THE BOARD OF DIRECTORS

THE CONTENTS AND SENDING OF THIS PROXY STATEMENT HAVE BEEN APPROVED BY THE BOARD OF DIRECTORS OF NORTH AMERICAN VACCINE, INC. A COPY OF THIS PROXY STATEMENT HAS BEEN SENT TO EACH DIRECTOR OF THE COMPANY, TO EACH SHAREHOLDER ENTITLED TO NOTICE OF THE MEETING AND TO THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.


/s/ Daniel J. Abdun-Nabi
--------------------------------
Daniel J. Abdun-Nabi, Secretary

                          NORTH AMERICAN VACCINE, INC.
        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 20, 1997


        The undersigned hereby names, constitutes and appoints Sharon Mates and Neil Flanzraich, or either of them acting in the absence of the other, with the power of substitution, the undersigned's true and lawful attorney and proxy to attend, act and vote for and on behalf of the undersigned at the ANNUAL MEETING OF STOCKHOLDERS OF NORTH AMERICAN VACCINE, INC. (THE "COMPANY") TO BE HELD AT 275 ARMAND-FRAPPIER BOULEVARD, LAVAL, QUEBEC, CANADA ON TUESDAY, MAY 20, 1997 COMMENCING AT 9:00 A.M. (LOCAL TIME), and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned in the manner specified on the reverse side, with all of the powers that the undersigned would possess if the undersigned were personally present.

        THE UNDERSIGNED RESERVES THE RIGHT TO REVOKE THIS PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY (i) DULY FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE COMPANY, (ii) DULY EXECUTING AND DELIVERING A PROXY BEARING A LATER DATE TO THE SECRETARY OF THE COMPANY, (iii) VOTING IN PERSON AT THE MEETING OR (iv) IN ANY OTHER MANNER PERMITTED BY LAW. FOR ANY WRITTEN NOTICE OF REVOCATION OR LATER-DATED PROXY TO BE EFFECTIVE, IT MUST BE DELIVERED TO THE COMPANY'S REGISTERED OFFICE AT ANY TIME UP TO AND INCLUDING THE LAST BUSINESS DAY PRECEDING THE DAY OF THE MEETING, OR ANY ADJOURNMENT THEREOF, OR TO THE CHAIRMAN OF THE MEETING ON THE DAY OF THE MEETING, OR ANY ADJOURNMENT THEREOF. THE COMPANY'S REGISTERED OFFICE IS LOCATED AT 1 PLACE VILLE MARIE, 40TH FLOOR, MONTREAL, QUEBEC H3B 4M4, CANADA.

        The undersigned may appoint a proxyholder, other than the proxyholders identified above, to attend and act on the undersigned's behalf at the meeting. To do so, strike the name of the proxyholders above and specify above the stricken names the name(s) of the person(s) so appointed.

        This proxy is being solicited on behalf of management of the Company. Unless a contrary direction is indicated in this proxy, the shares represented by this proxy will be voted FOR: (1) all nominees for directors named below and
(2) appointment of Arthur Andersen LLP as independent public accountants of the company. If specific instructions are indicated, this proxy will be voted in accordance with such instructions.

PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN IT AT ONCE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU DO ATTEND THE MEETING. IF THIS PROXY IS NOT DATED IN THE SPACE PROVIDED BELOW, IT IS DEEMED TO BEAR THE DATE ON WHICH IT IS MAILED TO SHAREHOLDERS.


                         (To Be SIGNED On Reverse Side)



       Please mark your
[ X ]  votes as in this
       example.




                       FOR   WITHHOLD     NOMINEES:                                       FOR    WITHHOLD      ABSTAIN

1. Election of        [  ]     [  ]   Neil Flanzraich      2. Appointment of Independent  [  ]     [  ]         [   ]
    Directors.                        Francesco Bellini          Accountants.
                                      Phillip Frost
                                      Alain Cousineau
FOR, except vote withheld from the    Jonathan Deitcher
following nominee(s):                 Denis Dionne
                                      Rondi Grey           3. Upon such other  matters as may properly come
----------------------------------    Lyle Kasprick           before,  or  incident  to the conduct of, the
                                      Francois Legault        meeting  in such  manner as the  proxyholders
                                      Sharon Mates            determine to be in the best  interests of the
                                      Richard Pfenniger       Company. Management is not presently aware of
                                                              any such matters to be  presented  for action
                                                              at the meeting.



SIGNATURE(S)____________________________________________   DATE ______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
